EXHIBIT 10.3

2011 PERFORMANCE SHARE PROGRAM

AWARD CALCULATION METHODOLOGY

(Exhibit A to the 2011 Performance Share Program)

Parameter	Description

Designated Participants	Senior Vice Presidents and above (or equivalent) as designated by the Committee.

Performance Period	The Company’s 2011 fiscal year.

Award Agreement	A Maximum Award (in addition to a target award) for each Designated Participant will be approved by the Committee and set forth in each Designated Participant’s Award Agreement.

Performance Goal

The Company must achieve an initial threshold level of performance (the “Performance Goal”) in order for any Performance Shares to be earned.  The Performance Goal is the achievement of at least 80% of the GAAP revenue target set forth in the Board-approved 2011 annual operating plan.

•                        If the Performance Goal is not met, no Performance Shares will be earned under the Program.

•                        If the Performance Goal is met, Designated Participants will be credited with their Maximum Awards, subject to a reduction based on the achievement of Other Performance Goals which will determine the Actual Award earned.

Other Performance Goals	The Other Performance Goals are the five strategic objectives approved by the Committee.

Actual Award Determination	The Maximum Award will be reduced to equal the number of Performance Shares earned as an Actual Award based on the achievement of the Other Performance Goals. For each set of Other Performance Goals:

Other Performance Goal Weight	x	Number of Performance Shares in Target Award	x	Other Performance Goal Achievement %	=	Actual Performance Shares

•                        All five sets of Other Performance Goals are weighted equally (20% each)

•                        The Other Performance Goal Achievement % for each Other Performance Goal is capped at 150%.

The Actual Award earned equals the sum of the Actual Performance Shares determined using the equation above for all of the Other Performance Goals.  Any partial share of an Actual Award shall be rounded up to the next whole share.